SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                      SHARES PURCHASED     AVERAGE
                        DATE              SOLD(-)          PRICE(2)
 COMMON STOCK-COMMONWEALTH TELEPHONE ENTERPISES, Inc.
          GAMCO ASSET MANAGEMENT INC.
                      10/13/06            5,200-           41.5560
                      10/09/06              500-           41.3520
                       9/28/06              210-           41.3995
                       9/25/06            2,100-           41.1152
                       9/13/06              300            37.9000
                       9/12/06            1,750            37.9000
                       9/12/06              500            37.9000
                       9/11/06           22,500            37.6369
                       9/11/06            3,600            36.8513
                       9/11/06            1,900            37.6463
                       9/11/06            5,600            37.6369
                       9/11/06              900            36.8513
                       8/30/06              400-           35.1030
                       8/30/06            1,800-           35.1140
                       8/18/06              500-           34.4900
                       8/17/06              500-           34.3700
                       8/15/06            4,000-           34.3250
          GABELLI FUNDS, LLC.
              GABELLI ABC FUND
                       9/11/06            1,000            37.4000

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NASDAQ STOCK MARKET.

(2) PRICE EXCLUDES COMMISSION.